Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Surendralal Karsanbhai Elected to Merck Board of Directors

RAHWAY, N.J., Nov. 22, 2024 – Merck (NYSE: MRK), known as MSD outside of the United States and Canada, today announced that Surendralal L. “Lal” Karsanbhai, president and chief executive officer, Emerson Electric Co. (NYSE: EMR), will join Merck’s board of directors effective January 1, 2025. He will stand for election by the company’s shareholders in May 2025. With the addition of Mr. Karsanbhai, the Merck board will consist of 13 members.

“We are pleased to welcome Lal Karsanbhai to the Merck board. Lal brings extensive business and operational expertise with a strong global perspective, and we look forward to his contributions and insights,” said Robert M. Davis, chairman and chief executive officer, Merck.

Mr. Karsanbhai joined Emerson in 1995 and held various roles increasing in scope and responsibility before becoming Emerson’s president and chief executive officer and an executive director on its board in 2021. Mr. Karsanbhai also serves as deputy chair of the Federal Reserve Bank of St. Louis and on the board of the US-China Business Council. He holds a bachelor’s degree in economics from the University of Michigan and a master’s degree in business administration from Washington University in St. Louis.

About Merck

At Merck, known as MSD outside of the United States and Canada, we are unified around our purpose: We use the power of leading-edge science to save and improve lives around the world. For more than 130 years, we have brought hope to humanity through the development of important medicines and vaccines. We aspire to be the premier research-intensive biopharmaceutical company in the world – and today, we are at the forefront of research to deliver innovative health solutions that advance the prevention and treatment of diseases in people and animals. We foster a diverse and inclusive global workforce and operate responsibly every day to enable a safe, sustainable and healthy future for all people and communities. For more information, visit www.merck.com and connect with us on X (formerly Twitter), Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statement of Merck & Co., Inc., Rahway, N.J., USA

This news release of Merck & Co., Inc., Rahway, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

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Media Contacts:	Investor Contacts:
Johanna Herrmann (617) 216-6029 Johanna.herrmann@merck.com Michael Levey (215) 872-1462 michael.levey@merck.com	Peter Dannenbaum (732) 594-1579 peter.dannenbaum@merck.com Steven Graziano (732) 594-1583 steven.graziano@merck.com